Calculation of Filing Fee Tables
F-3
CBAK Energy Technology Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Ordinary Shares, par value $0.001 per share	415(a)(6)						S-3	333-280746	07/15/2024
Carry Forward Securities		Equity	Preferred shares	415(a)(6)						S-3	333-280746	07/15/2024
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-280746	07/15/2024
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-280746	07/15/2024
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-280746	07/15/2024
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 500,000,000.00			S-3	333-280746	07/18/2024	$ 54,550.00
			Total Offering Amounts:				$ 500,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of preferred shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase shares of ordinary shares, preferred shares, debt securities and/or units, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares, preferred shares, debt securities, warrants and/or units as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.G. of Form F-3 under the Securities Act. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The $500,000,000 of securities registered hereby includes $500,000,000 of unsold securities previously registered pursuant to the registration statement on Form S-3 (File No. 333-280746) filed by CBAK Energy Technology, Inc. (the "Predecessor") with the Securities and Exchange Commission on July 10, 2024, and declared effective on July 18, 2024 (the "Prior Registration Statement"). As a result of the redomicile merger completed on June 23, 2026, CBAK Energy Technology Limited is the successor issuer to the Predecessor pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended, and is filing this Registration Statement as successor to the Prior Registration Statement pursuant to Rule 414 under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $54,550 previously paid in connection with such unsold securities will continue to be applied to them, and no additional registration fee is being paid. Pursuant to Rule 415(a)(6), the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date